Exhibit 10.43
THIRD AMENDMENT
TO THE
PNM RESOURCES, INC.
NON-UNION SEVERANCE PAY PLAN

Effective January 1, 2002, Public Service Company of New Mexico (“PNM”) adopted the Public Service Company of New Mexico Benefits My Way Plan (the “BMW Plan”). Effective November 27, 2002, sponsorship of the BMW Plan was transferred from PNM to PNM Resources, Inc. (“PNM Resources”) and the Plan as renamed the “PNM Resources, Inc. Benefits My Way Plan.” The BMW Plan consisted of a number of component programs including Program 12, Non-Union Severance Pay Program (the “Non-Union Severance Program”). Effective as of January 1, 2004, PNM Resources amended and restated the BMW Plan to divide it into a number of separate plans that replace several of the component programs in effect on December 31, 2003. As part of the amendment and restatement, the PNM Resources, Inc. Non-Union Severance Pay Plan (the “Plan”) was created as a successor plan to the Non-Union Severance Program, effective as of January 1, 2004. The Plan has since been amended on two previous occasions. By this instrument, PNM Resources now desires to amend the Plan in order to exclude employees who are potentially eligible to receive benefits from the First Choice Power, L.P. Customer Operations Outsourcing Severance Plan from participating in this Plan.
1. This Third Amendment shall be effective as of October 1, 2005, unless otherwise noted herein.
2. This Third Amendment amends only the provisions of the Plan as noted below, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

3. Section 3.5 (Certain Employees Ineligible For Benefits of the Plan) is hereby amended by adding a new subsection (f) to provide as follows:
(f) Employees who are listed on Attachment A to the First Choice Power, L.P. Customer Operations Outsourcing Severance Plan as it may be modified or supplemented from time to time by the President of First Choice Power, L.P. pursuant to said Attachment A.

IN WITNESS WHEREOF, PNM Resources has caused this Third Amendment to be executed as of this 7th day of December, 2005.

PNM RESOURCES, INC.

By:  /s/ Alice A. Cobb
Its: Senior Vice President and Chief Administrative Officer

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